UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2012

Lumos Networks Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35180	80-0697274
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lumos Plaza, P.O. Box 1068, Waynesboro, Virginia 22980

(Address of Principal Executive Offices) (Zip Code)

(540) 946-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2012, the Board of Directors of Lumos Networks Corp. (the “Company”) appointed Timothy G. Biltz, the Company’s President and Chief Executive Officer, as a new member of the Board of Directors. Mr. Biltz was appointed to the Board of Directors in accordance with the Company’s Shareholders Agreement, which provides that the Chief Executive Officer will be a director for so long as he or she is employed by the Company.

Item 5.07	Submission of Matters to a Vote of Security Holders

The following summarizes the voting results for the four proposals submitted for a vote of the stockholders at the Company’s 2012 annual meeting of stockholders held on May 17, 2012 (the “2012 Annual Meeting”):

Proposal 1. To elect Messrs. Steven G. Felsher, Robert E. Guth, Michael Huber, James A. Hyde, Michael K. Robinson and Jerry E. Vaughn and Ms. Julia B. North to the Company’s Board of Directors to serve until the 2013 Annual Meeting of Stockholders or until their successors are duly elected and qualified. This proposal was approved by the Company’s stockholders at the 2012 Annual Meeting.

Name	Votes For	Votes Against	Abstentions	Broker non-votes
Steven G. Felsher	17,880,423	288,728	3,555	843,844
Robert E. Guth	18,048,706	119,945	4,055	843,844
Michael Huber	18,046,373	121,978	4,355	843,844
James A. Hyde	18,008,489	160,172	4,045	843,844
Julia B. North	18,048,437	119,964	4,305	843,844
Michael K. Robinson	16,841,089	1,327,543	4,074	843,844
Jerry E. Vaughn	17,985,490	183,611	3,605	843,844

Proposal 2. To approve a non-binding advisory resolution approving the compensation of the Company’s named executive officers. This proposal was approved by the Company’s stockholders at the 2012 Annual Meeting.

Votes For – 18,056,537

Votes Against – 107,610

Votes Abstained – 8,559

Broker non-votes – 843,844

Proposal 3. To provide a non-binding advisory vote as to the frequency of the non-binding stockholder vote to approve the compensation of the Company’s named executive officers. The Company’s stockholders approved a one-year frequency for this non-binding stockholder vote.

One-Year Frequency – 14,945,337

Two-Year Frequency – 1,696,034

Three-Year Frequency – 1,519,514

Votes Abstained – 11,821

Broker non-votes – 843,844

In light of these voting results and other matters considered by the Board of Directors, the Board of Directors and management have determined to implement an annual advisory vote on the compensation of the Company’s named executive officers beginning with the 2013 Annual Meeting of Stockholders.

Proposal 4. To ratify the appointment by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012. This proposal was approved by the Company’s stockholders at the 2012 Annual Meeting.

Votes For – 19,009,046

Votes Against – 4,900

Votes Abstained – 2,604

There were no broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2012

LUMOS NETWORKS CORP.

By:	/s/ Harold L. Covert
Harold L. Covert
Executive Vice President, Chief Financial Officer and Treasurer

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